Exhibit 3.4
                                                                     -----------
                           CERTIFICATE OF DESIGNATION

                                     OF THE

             SERIES B 7 1/2% CUMULATIVE CONVERTIBLE PREFERRED STOCK

                                       OF

                          WEBSTER FINANCIAL CORPORATION

                                   ----------


                        Pursuant to Section 151(g) of the

                General Corporation Law of the State of Delaware


                                   ----------

                  The undersigned DOES HEREBY CERTIFY that the following resolution was duly adopted on December 21, 1992, by the Board of Directors (the "Board") of WEBSTER FINANCIAL CORPORATION, a Delaware corporation (the
"Corporation"), acting pursuant to the authority granted to the Board in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, at a duly convened meeting of the Board at which a quorum was present and active throughout (the "Authorizing Board Resolution"):

                  RESOLVED,  that pursuant to authority expressly granted to and vested in the Board by the provisions of the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), there is hereby created a series of serial preferred stock, par value $.01 per share, which shall consist of 250,000 of the 3,000,000 shares of serial preferred stock. Such series shall have the following powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions (in addition to the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate of Incorporation which may be applicable to the serial preferred stock) as follows:


                  I. DESIGNATION AND AMOUNT. The series of serial preferred stock authorized by this resolution shall be designated the Series B 7 1/2% Cumulative Convertible Preferred Stock (the "Series B Stock"). The number of shares of Series B Stock shall be 250,000. The liquidation value of the Series B Series B Stock shall be issued as full shares and have a par value of $.01 per share.



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                  II.      DIVIDENDS AND DISTRIBUTIONS.

                  (a) The shares of Series B Stock will be entitled to receive, when, as and if declared by the Board out of funds of the Corporation legally available therefor, cumulative cash dividends at an annual rate of 7.50% and no more, payable in cash on April 1, 1993, with respect to the period commencing on the date of initial issuance and ending on March 31, 1993, and thereafter quarterly on each July 1, October 1, January 1, and April 1, commencing July 1, 1993 (each a "Dividend Payment Date") with respect to the quarterly periods ending on June 30, September 30, December 31, and March 31 of each year. Dividends on the Series B Stock will be cumulative from the date of initial issuance of shares of Series B Stock. Dividends will be payable to holders of record as they appear on the stock books of the Corporation on such record dates, not more than 30 days nor less than 15 days preceding the payment dates thereof, as shall be fixed by the Board (each a "Dividend Payment Record Date"). If dividends are not paid in full upon the Series B Stock and any other preferred stock ranking on a parity as to dividends with the Series B Stock, all dividends declared upon shares of Series B Stock and such other preferred stock will be declared pro rata so that in all cases the amount of dividends declared per share on the Series B Stock and such other preferred stock bear to each other the same ratio that accumulated and unpaid dividends per share on the shares of the Series B Stock and such other preferred stock bear to each other. Unless full cumulative dividends on the Series B Stock shall have been paid, dividends (other than in Common Stock (as defined in paragraph III below), other stock ranking junior to the Series B Stock and rights to acquire the foregoing) may not be paid or declared and set aside for payment and other distributions may not be made upon the Common Stock or on any other stock of the Corporation ranking junior to Series B Stock as to dividends. Dividends payable for any partial dividend period shall be calculated on the basis of a 360-day year of twelve 30-day months. Accrued but unpaid dividends shall not bear interest.

                  III. RANK. The shares of Series B Stock shall rank prior to the shares of the Corporation's common stock, par value $.01 per share (the "Common Stock") and of any other class or series of stock of the Corporation ranking junior to the Series B Stock upon liquidation ("Junior Liquidation Stock"), so that in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Series B
Stock shall be entitled to receive out of the assets of the Corporation available for distribution to its stockholders before any distribution is made to holders of shares of Common Stock or any Junior Liquidation Stock, an amount equal to $100.00 per share (the "Liquidation Preference"), plus an amount equal to all dividends (whether or not earned or declared) accumulated and unpaid on the shares of Series B Stock to the date of final distribution. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of shares of Series B Stock shall be insufficient to pay in full the preferential amount described in the preceding sentence, then such assets, or the

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proceeds thereof, shall be distributable among the holders of the Series B Stock ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full. After payment of the full amount of the Liquidation Preference and accumulated dividends to which holders of shares of Series B Stock are entitled, the holders of shares of Series B Stock will not be entitled to any further participation in any distribution of assets by the Corporation. For the purposes hereof, neither a consolidation or merger of the Corporation with or into any other corporation, nor a sale or transfer of all or any part of the Corporation's assets for cash or securities, shall be considered a liquidation, dissolution or winding up of the Corporation.

                  For purposes of this resolution any stock of any class or series of the Corporation shall be deemed to rank:

                  (a) prior to shares of the Series B Stock, either as to dividends or upon liquidation, if the holders of stock of such class or series shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of the Series B Stock;

                  (b) on a parity with shares of the Series B Stock, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share thereof shall be different from those of the Series B Stock, if the holders of stock of such class or series shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority of one over the other between the holders of such stock and the holders of shares of Series B Stock (the term "Parity Preferred Stock" being used to refer to the Series A Cumulative Perpetual Preferred Stock and to any other class or series of stock of the Corporation ranking on a parity with the shares of Series B Stock, either as to dividends or upon liquidation; and

                  (c) junior to shares of the Series B Stock, either as to dividends or upon liquidation, if such class shall be Common Stock or if the holders of the Series B Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of stock of such class or series.

                  IV.      CONVERSION.

                  (a) Subject to and upon compliance with the provisions of this paragraph IV, the holder of any shares of Series B Stock shall have the right, at his option, at any time prior to the close of business on the third business day next preceding the date fixed for redemption of such share as herein provided, unless the

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Corporation  has defaulted in making payment due on  redemption,  to convert the shares into a number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) equal to $100.00 for each share surrendered for conversion divided by the Conversion Price (as defined in subparagraph IV(d) below) by surrendering the shares to be converted, in the manner provided in subparagraph IV(b) below.

                  (b) (i) In order to exercise the conversion privilege, the holder of each share of Series B Stock to be converted shall surrender the certificate representing such share to the Conversion Agent for the Series B Stock appointed for such purpose by the Corporation (the "Conversion Agent"), with the Notice of Election to Convert on the back of such certificate duly completed and signed, together with funds equal to the Dividend Amount, if any, required to be paid under subparagraph IV(b)(ii) below, at the principal office of the Conversion Agent. Unless the shares issuable on conversion are to be issued in the same name as the name in which the shares of Series B Stock are registered, each share surrendered for conversion shall be accompanied by an instrument of transfer, in form satisfactory to the Corporation, duly executed by the holder or his duly authorized attorney and by funds in an amount sufficient to pay any transfer or similar tax.

                           (ii) The  holders  of shares of Series B Stock at the
close of business on a Dividend Payment Record Date shall be entitled to receive the dividend payable on those shares on the corresponding Dividend Payment Date notwithstanding the conversion of the shares after the Dividend Payment Record Date or the Corporation's default in payment of the dividend due on the Dividend Payment Date. However, shares of Series B Stock surrendered for conversion during the period between the close of business on any Dividend Payment Record Date and the opening of business on the corresponding Dividend Payment Date (except shares called for redemption on a date fixed for redemption during that period) must be accompanied by payment of an amount equal to the dividend payable on the shares on the Dividend Payment Date (the "Dividend Amount"). The holders of shares of Series B Stock on a Dividend Payment Record Date who (or whose transferees) convert any of those shares on or after the corresponding Dividend Payment Date will receive the dividend payable by the Corporation on those shares of Series B Stock on the Dividend Payment Date, and need not include payment of the Dividend Amount upon surrender of those shares for conversion. Except as provided above, the Corporation shall make no payment or adjustment for accrued and unpaid dividends on shares of Series B Stock, whether or not in arrears, on conversion of those shares, or for dividends on the shares of Common Stock issued upon the conversion.

                           (iii) As promptly as practicable  after the surrender
by a holder of the certificates for shares of Series B Stock in accordance with this subparagraph IV(b), the Corporation shall issue and shall deliver at the office of the conversion agent to the holder, or on his written order, a certificate or certificates for the

                                      -4-
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number of full shares of Common  Stock  issuable  upon the  conversion  of those shares in accordance with the provisions of this paragraph IV, and any fractional interest in respect of a share of Common Stock arising upon the conversion shall be settled as provided in subparagraph IV(c) below.

                           (iv)  each  conversion  shall be  deemed to have been
effected immediately prior to the close of business on the date on which all of the conditions specified in subparagraph IV(b)(i) above shall have been satisfied, and, the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented by those certificates at such time on such date and such conversion shall be at the Conversion Price in effect at such time on such date, unless the stock transfer books of the Corporation shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which all of the conditions specified in subparagraph IV(b)(i) above shall have been satisfied. All shares of Common Stock delivered upon conversion of the Series B Stock will upon delivery be duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights. Upon the surrender of certificates representing shares of Series B Stock to be converted, the shares shall no longer be deemed to be outstanding and all rights of a holder with respect to the shares surrendered for conversion shall immediately terminate except the right to receive the Common Stock or other securities, cash or other assets as herein provided.

                  (c) No fractional shares or securities representing fractional shares of Common Stock shall be issued upon conversion of Series B Stock. Any fractional interest in a share of Common Stock resulting from conversion of a share of Series B Stock shall be paid in cash (computed to the nearest cent) based on the price (as defined in subparagraph IV(d)(iv) below) of the Common Stock on the Trading Day (as defined in subparagraph IV(d)(iv) below) next preceding the day of conversion. If more than one share shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon the conversion shall be computed on the basis of the aggregate Liquidation Preference of the shares of Series B Stock so surrendered.

                  (d) The "Conversion Price" per share of Series B Stock shall be $19.17, subject to adjustment from time to time as follows:

                           (i) In case the Corporation  shall (A) pay a dividend
or make a distribution on its Common Stock in shares of its Common Stock, (B) subdivide its outstanding Common Stock into a greater number of shares, or (C) combine its outstanding Common Stock into a smaller number of shares, the Conversion Price

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
in effect immediately prior to such event shall be proportionably adjusted so that the holder of any share of Series B Stock thereafter surrendered for conversion shall be entitled to receive the number and kind of shares of Common Stock of the Corporation which he would have been entitled to receive had the share been converted immediately prior to the happening of such event. An adjustment made pursuant to this subparagraph IV(d)(i) shall become effective immediately after the record date in the case of a dividend or distribution except as provided in subparagraph IV(d)(vii) below, and shall become effective immediately after the effective date in the case of subdivision or combination. If any dividend or distribution is not paid or made, the Conversion Price then in effect shall be appropriately readjusted.

                           (ii) In case the  Corporation  shall issue  rights or
warrants to all holders of its Common Stock entitling them (for a period expiring within 45 days after the record date referred to below) to subscribe for or purchase Common Stock at a price per share less than the Current Market Price (as defined in subparagraph IV(d)(iv) below) of the Common Stock at the record date for the determination of stockholders entitled to receive the rights or warrants, the Conversion Price in effect immediately prior to the issuance of such rights or warrants shall be adjusted so that it shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of issuance of the rights or warrants by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of the rights or warrants plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at the Current Market Price at that record date, and of which the denominator of which shall be the number of shares of Common Stock outstanding on the date of issuance of the rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase. The adjustment provided for in this subparagraph IV(d)(ii) shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately, except as provided in subparagraph IV(d)(vii) below after such record date. In determining whether any rights or warrants entitle the holders of the Common Stock to subscribe for or purchase shares of Common Stock at less than the Current Market Price, and in determining the aggregate offering price of the shares of Common Stock so offered, there shall be taken into account any consideration received by the Corporation for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board (whose determination, if made in good faith, shall be conclusive). If any or all of such rights or warrants are not so issued or expire or terminate without having been exercised, the Conversion Price then in effect shall be appropriately readjusted.

                           (iii) In case the Corporation shall distribute to all
holders of its Common Stock any shares of capital stock of the Corporation (other than Common Stock) or evidences of indebtedness or assets (excluding cash dividends or

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distributions  paid from  retained  earnings  of the  Corporation)  or rights or warrants to subscribe for or purchase any of its securities (excluding those referred to in subparagraph IV(d)(ii) above) then, in each such case, the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of the distribution by a fraction of which the numerator shall be the Current Market Price of the Common Stock on the record date mentioned below less the then fair market value (as determined by the Board, whose determination, if made in good faith, shall be conclusive) of the portion of the capital stock or assets or evidences of indebtedness so distributed, or of the rights or warrants so distributed, with respect to one share of Common Stock, and of which the denominator shall be the Current Market Price of the Common Stock on the record date. Such adjustment shall become effective immediately, except as provided in subparagraph IV(d) below, after the record date for the determination of shareholders entitled to receive such distribution. If any such distribution is not made or if any or all of such rights or warrants expire or terminate without
having  been   exercised,   the  Conversion   Price  then  in  effect  shall  be
appropriately readjusted. Notwithstanding the foregoing, in the event that the Company shall distribute rights or warrants (other than those referred to in subparagraph IV(d)(ii) above) ("Rights") pro rata to holders of Common Stock, the Company may, in lieu of making any adjustment pursuant to this Subparagraph IV(d)(ii), make proper provision so that each holder of Series B Stock who converts such Series B Stock (or any portion thereof) after the record date for such distribution and prior to the expiration or redemption of the Rights shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion (the "Conversion Shares"), a number of Rights to be determined as follows: (i) if such conversion occurs on or prior to the date for the distribution to the holders of Rights of separate certificates evidencing such Rights (the "Distribution Date"), the same number of Rights to which a holder of a number of shares of Common Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the Rights; and (ii) if such conversion occurs after the Distribution Date, the same number of rights to which a holder of the number of shares of Common Stock into which the number of shares of Series B Stock so converted was convertible immediately prior to the Distribution Date would have been entitled on the Distribution Date in accordance with the terms and provisions of and applicable to the Rights.

                           (iv)  For  the  purpose  of  any  computation   under
subparagraphs IV(d)(ii) and IV(d)(iii) above, the "Current Market Price" of the Common Stock at any date shall be the average of the last reported sale prices per share for the ten consecutive Trading Days (as defined below) preceding the date of such computation. The last reported sale price for each day shall be (A) the last reported sale price of the Common Stock on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System (the "NASDAQ National Market System"), or any similar system of automated dissemination of

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quotations of securities  prices then in common use, if so quoted, or (B) if not quoted as described in clause (A), the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau Incorporated if at least two securities dealers have inserted both bid and asked quotations for the Common Stock on at least five of the ten preceding days, or
(C) if the Common Stock is listed or admitted for trading on any national securities exchange, the last sale price, or the closing bid price if no sale occurred, of the Common Stock on the principal securities exchange on which the Common Stock is listed. If the Common Stock is quoted on a national securities or central market system in lieu of a market or quotation system described above, the last reported sale price shall be determined in the manner set forth in clause (B) of the preceding sentence if bid and asked quotations are reported but actual transactions are not, and in the manner set forth in clause (C) of the preceding sentence if actual transactions are reported. If none of the conditions set forth above is set, the last reported sale price of the Common Stock on any day or the average of such last reported sale prices for any period shall be the fair market value of such class of stock as determined by a member firm of the New York Stock Exchange, Inc. selected by the Corporation. As used herein the term "Trading Days" means (x) if the Common Stock is quoted on the NASDAQ National Market System or any similar system of automated dissemination of quotations of securities prices, days on which trades may be made on such system, or (y) if not quoted as described in clause (x), days on which quotations are reported by the National Quotation Bureau Incorporated, or (z) if the Common Stock is listed or admitted for trading on any national securities exchange, days on which such national securities exchange is open for business.

                           (v) No  adjustment in the  Conversion  Price shall be
required unless such adjustment would require a change of at least one percent in the Conversion Price; provided, however, that any adjustments which by reason of this subparagraph IV(d)(v) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; and provided, further, that adjustment shall be required and made in accordance with the provisions of this paragraph IV (other than this subparagraph IV(d)(v)) not later than such time as may be required in order to preserve the tax free nature of a distribution to the holders of shares of Common Stock. All calculations under this paragraph IV shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be. Anything in this subparagraph IV(d) to the contrary notwithstanding, the Corporation shall be entitled to make such reductions in the Conversion Price, in addition to those required by this subparagraph IV(d), as it in its discretion shall determine to be advisable in order that any stock dividend, subdivision or combination of shares, distribution of capital stock or rights or warrants to purchase stock or securities, or distribution of evidences of indebtedness or assets (other than cash dividends or distributions paid from retained earnings) hereafter made by the Corporation to its stockholders shall be a tax free distribution for federal income tax purposes.

                           (vi) Whenever the  Conversion  Price is adjusted,  as
herein provided, the Corporation shall promptly file with the conversion agent an officers' certificate setting forth the Conversion Price after the adjustment and setting forth a brief statement of the facts requiring the adjustment, which certificate shall be conclusive evidence of the correctness of the adjustment. Promptly after delivery of the certificate, the Corporation shall prepare a notice of the adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which the adjustment becomes effective and shall mail the notice of such adjustment of the Conversion Price to the holder of each share of Series B Stock at his last address as shown on the stock books of the Corporation.

                           (vii)  In any  case in  which  this  paragraph  IV(d)
provides that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of the event
(i) issuing to the holder of any share of Series B Stock converted after the record date and before the occurrence of the event the additional shares of Common Stock issuable upon the conversion by reason of the adjustment required by the event over and above the Common Stock issuable upon such conversion before giving effect to the adjustment and (ii) paying to the holder any amount in cash in lieu of any fractional share pursuant to subparagraph IV(c) above.

                  (e)      If:

                           (i) the  Corporation  shall authorize the granting to
the holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of any class or any other rights or warrants; or

                           (ii)  there  shall  be  any  reclassification  of the
Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value, or from par value to no par value, or from no par value to par value), or any consolidation, merger, or statutory share exchange to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or any sale or transfer of all or substantially all the assets of the Corporation; or

                           (iii) there shall be a  voluntary  or an  involuntary
dissolution, liquidation or winding up of the Corporation; then the Corporation shall cause to be filed with the conversion agent, and shall cause to be mailed to the holders of shares of the Series B Stock at their addresses as shown on the stock books of the Corporation, at least 15 days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of the dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to the dividend, distribution or rights or warrants are to be determined or (B) the date on which the reclassification, consolidation, merger, statutory share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon the reclassification, consolidation, merger, statutory share exchange, sale, transfer, dissolution, liquidation or winding up. Failure to give any such notice or any defect in the notice shall not affect the legality or validity of' the proceedings described in this subparagraph IV(e).

                  (f) (i) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purpose of effecting conversions of the Series B Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series B Stock not theretofore converted. For purposes of this subparagraph IV(f), the number of shares of Common Stock which shall be deliverable upon the conversion of all outstanding shares of Series B Stock shall be computed as if at the time of computation all the outstanding shares were held by a single holder.

                           (ii) The Corporation will endeavor to list the shares
of Common Stock required to be delivered upon conversion of the Series B Stock, prior to the delivery, upon each national securities exchange, if any, upon which the outstanding Common Stock is listed at the time of delivery.

                           (iii) Prior to the delivery of any  securities  which
the Corporation shall be obligated to deliver upon conversion of the Series B Stock, the Corporation will endeavor, in good faith and as expeditiously as possible, to comply with all federal and state laws and regulations thereunder requiring the registration of those securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

                  (g) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversion of the Series B Stock; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the Series B Stock to be converted and no such issue or delivery shall be made unless and until the person requesting the issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that the tax has been paid.

                  (h) In case of any reclassification or change of outstanding shares of Common Stock (other than a change in par value, or as a result of a subdivision or combination), or in case of any consolidation of the Corporation with, or merger of the Corporation with or into, any other entity that results in a reclassification, change, conversion, exchange or cancellation of outstanding shares of Common Stock or any sale or transfer of all or substantially all of the assets of the Corporation, each holder of shares of Series B Stock then outstanding shall have the right thereafter to convert the shares of Series B Stock held by the holder into the kind and amount of securities, cash and other property which the holder would have been entitled to receive upon such reclassification, change, consolidation, merger, sale or transfer if the holder had held the Common Stock issuable upon the conversion of the shares of Series B Stock immediately prior to the reclassification, change, consolidation, merger, sale or transfer.

                  (i) In the event that the Corporation shall consummate any consolidation or merger or similar business combination, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged solely for or changed, reclassified or converted into stock, securities or cash or any other property, or any combination thereof, the Series B Stock shall, in connection with such consolidation, merger or similar business combination, be assumed by and shall become preferred stock of such successor or resulting corporation, having in respect of such corporation, insofar as possible, the same powers, preferences and relative rights, and the qualifications, limitations or restrictions thereon, that the Series B Stock had immediately prior to such transaction, except that after such transaction each share of Series B Stock shall be convertible, otherwise on the terms and conditions provided by paragraph (IV) above, into the nature and kind of consideration so receivable by a holder of the number of shares of Common Stock into which such shares of Series B Stock could have been converted immediately prior to such transaction; provided, however, that if, by virtue of the structure of such transaction, a holder of Common Stock is required to make an election with respect to the nature and kind of consideration to be received in such transaction, which election cannot practicably be made by the holder of the shares of Series B Stock, then the shares of Series B Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in kind) receivable by a holder of the number of shares of Common Stock into which such shares of Series B Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election (however, if the kind or amount of consideration receivable upon such transaction is not the same for each non-electing share of Common Stock, then the kind and amount so receivable upon such transaction shall be the kind and amount so receivable per share by the plurality of the non-electing shares of Common Stock). The rights of the Series B Stock as preferred stock of such successor or resulting corporation shall successively be subject to adjustments pursuant to paragraph (VI) and subparagraph (IV)(d) hereof after any such transaction as nearly equivalent as practicable to the adjustment provided for by such paragraphs prior to such transaction. The Corporation shall not consummate any such merger, consolidation or similar transaction unless all then outstanding shares of Series B Stock shall be assumed and authorized by the successor or resulting corporation as aforesaid.

                  V. STATUS. Upon any conversion, exchange or redemption of shares of Series B Stock, the shares of Series B Stock so converted, exchanged or redeemed shall have the status of authorized and unissued shares of serial preferred stock, and the number of shares of serial preferred stock which the Corporation shall have authority to issue shall not be decreased by the conversion, exchange or redemption of shares of Series B Stock.

                  VI. VOTING RIGHTS. The holders of shares of Series B Stock shall have no voting rights whatsoever, except for any voting rights to which they may be entitled under the laws of the State of Delaware, and except as follows:

                  (a) (i) If and whenever at any time or times dividends payable on the Series B Stock shall have been in arrears and unpaid in an aggregate amount equal to or exceeding the amount of dividends payable thereon for six quarterly periods, then the holders of a majority of the outstanding shares of the Series B Stock shall have the right to name two additional members of the Board of the Corporation, and such members shall take office at the next meeting of the Board of the Corporation. If any vacancy shall occur among the directors named by the holders of the shares of this Series B Stock pursuant to this subparagraph, such vacancy shall be filled with such person as a majority of such holders may name in a written notice to the Corporation. Any director named by the holders of the shares of this Series B Stock pursuant to this paragraph shall serve until all dividends accumulated on the Series B Stock have been paid in full. Upon such payment all directors named by the holders of the shares pursuant to this subparagraph who are then in office shall automatically cease to be members of the Board of Directors of the Corporation, provided, however, that the right of the holders of the shares of this Series B Stock to name two directors shall be reinstated if thereafter the Corporation fails to declare and pay dividends in cash on the outstanding shares of this Series B Stock with respect to any six subsequent quarterly periods.

                           (ii)   Whenever  the  voting   rights   described  in
subparagraph VI(a)(i) above shall have vested and remain in effect, the Corporation shall not, either directly or indirectly or through merger or consolidation with or into any other corporation, without the affirmative vote at a meeting or the written consent with or without a meeting of the holders of at least a majority of the number of shares of the Series B Stock then outstanding, create or issue or increase the authorized number of shares of any class or series of stock ranking prior to the Series B Stock either as to dividends or upon liquidation.

                  (b) So long as any shares of the Series B Stock remain outstanding, the Corporation shall not, either directly or indirectly or through merger or consolidation with or into any other corporation, without the affirmative vote at a meeting or the written consent with or without a meeting of the holders of at least two-thirds of the number of shares of the Series B Stock then outstanding, (i) amend, alter or repeal any of the provisions of the Certificate of Incorporation (including the Authorizing Board Resolution) so as to affect adversely the preference or power of the Series B Stock, (ii) authorize any reclassification of the Series B Stock, or (iii) issue any shares of any class or series of stock of the Corporation ranking prior to the shares of the Series B Stock as to dividends or upon liquidation, or reclassify any authorized stock of the Corporation into any such prior shares or issue any obligation or security convertible into or evidencing the right to purchase any such prior shares.

                  VII.     REDEMPTION BY THE CORPORATION.

                  (a) The shares of Series B Stock may be redeemed for cash at the option of the Corporation, in whole, or from time to time in part, at any time on or after January 15, 1997, on at least 15 but not more than 60 days' prior notice mailed to the holders of the shares to be redeemed, at the applicable redemption price (as defined below), together in each case with an amount equal to all dividends (whether or not earned or declared) accumulated and unpaid to the date fixed for redemption.

                  The applicable redemption prices per share are as follows:

                  If Redeemed During
                      12-month Period                  Redemption Price
                  Beginning January 15                       Per Share
                  --------------------                       ---------

                           1997                                $104.50
                           1998                                $103.75
                           1999                                $103.00
                           2000                                $102.25
                           2001                                $101.50
                           2002                                $100.75
                           2003 (or thereafter)                $100.00

                  (b) If full cumulative dividends on the Series B Stock have not been paid through the most recent Dividend Payment Date, the Series B Stock may not be redeemed in part and the Corporation may not purchase or acquire any shares of the Series B Stock otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of the Series B Stock. If less than all the outstanding shares of Series B Stock are to be redeemed, the Corporation will select those to be redeemed by lot or a substantially equivalent method.

                  (c) (i) If a notice of redemption has been given pursuant to this paragraph VII and if, on or before the date fixed for the redemption, the funds necessary for the redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares so called for redemption, then, notwithstanding that any certificates for those shares have not been surrendered for cancellation, on the date fixed for redemption dividends shall cease to accrue on the shares of Series B Stock to be redeemed, and at the close of business on the date fixed for redemption the holders of those shares shall cease to be stockholders with respect to those shares and shall have no interest in or claims against the Corporation by virtue thereof and shall have no voting or other rights with respect to the shares, except the right to receive the moneys payable upon such redemption and the right to accumulated and unpaid dividends, without interest thereon, upon surrender (and endorsement, if required by the Corporation) of their certificates, and, unless the Corporation subsequently shall default in mailing payment of these amounts, the shares evidenced thereby shall no longer be deemed outstanding for any purpose.

                           (ii) If on or before  the date  fixed for  redemption
(but not less than 15 days after the date the notice of redemption is mailed to the holders of the Series B Stock) the Corporation shall deposit, in a trust fund, with any bank or trust company organized under the laws of the United States of America or any state thereof having a combined capital and surplus of at least $5,000,000 (the "Redemption Agent") moneys sufficient to redeem on the date fixed for redemption the shares of Series B Stock to be redeemed, with irrevocable instructions and authority to the Redemption Agent, on behalf and at the expense of the Corporation, to pay, on the date fixed for redemption or prior to that date, the full amount of the consideration (consisting of the redemption price plus accrued and unpaid dividends, if any, to the date fixed for redemption, without interest) payable to the holders of the Series B Stock upon the redemption, upon surrender (and endorsement, if required by the Corporation) of their certificates, then, from and after the close of business on the date of such deposit (although prior to the date fixed for redemption) (the "Deposit Date"), the deposit shall be deemed to constitute full and final payment for the shares of Series B Stock to be redeemed to the holders thereof and, notwithstanding that any certificates for those shares have not been surrendered for cancellation, on the date fixed for redemption dividends shall cease to accrue on the shares of Series B Stock to be redeemed, and at the close of business on the Deposit Date the holders of those shares shall cease to be stockholders with respect to those shares and shall have no interest in or claims against the Corporation by virtue thereof and shall have no voting or other rights with respect to the shares, except the right to receive the moneys payable upon redemption and the right to accumulated interest thereon, upon surrender (and endorsement, if required by the Corporation) of their certificates, and the shares evidenced thereby shall no longer be deemed outstanding for any purpose.

                           (iii)  Notwithstanding  the  foregoing,  if notice of
redemption shall have given pursuant to this paragraph VII and any holder of shares of Series B Stock shall, prior to the close of business on the date three business days next preceding the date fixed for redemption give written notice to the Corporation pursuant to paragraph IV above of the conversion of any or all of the shares held by the holder (accompanied by a certificate or certificates for such shares, duly endorsed or assigned to the Corporation), then the redemption shall not become effective as to the shares to be converted and the conversion shall become effective as provided in paragraph IV above.

                           (iv) Subject to applicable  escheat laws,  any moneys
necessary for redemption set aside or deposited by the Corporation and unclaimed at the end of two years from the date fixed for redemption shall revert to the general funds of the Corporation, after which reversion the holders of such shares so called for redemption but not surrendered shall look only to the general funds of the Corporation for the payment of the amounts payable upon such redemption. Any interest accrued on funds so set aside or deposited shall belong to the Corporation and shall be paid to it from time to time. Any funds which have been deposited by the Corporation, or on its behalf, with a redemption agent or segregated and held in trust by the Corporation for the redemption of shares converted into Common Stock on or prior to the date fixed for such redemption shall (subject to any right of the holder of such shares to receive the dividend payable thereon as provided in paragraph IV) immediately upon such conversion be returned to the Corporation or, if then held in trust by the Corporation, shall be discharged from such trust.

                  VIII. APPROVAL OF HOLDERS. No approval of the holders of the Series B Stock shall be required for (a) the creation of any indebtedness of any kind of the Corporation, (b) the declaration of dividends on any of the Corporation's capital stock which is not in violation of paragraph II hereof,
(c) the creation or issuance, or increase or decrease in the amount, of any class or series of stock of the Corporation not ranking prior as to dividends or upon liquidation to the Series B Stock or, except as provided in subparagraph VI(b) above, the creation or issuance, or increase or decrease in the amount, of any class or series of stock of the Corporation ranking prior as to dividends or upon liquidation to the Series B Stock, (d) any increase or decrease in the amount of authorized Common Stock or any increase, decrease or change in the par value thereof or in any other terms thereof, (e) of any increase or decrease in the authorized amount of preferred stock issuable by the Board of Directors in series, or (f) any merger, consolidation or pooling of interests of any kind of the Corporation or any of its subsidiaries which does not adversely affect the rights or privileges of the holders of Series B Stock.

                  IX. NUMBER OF SHARES OF CONVERTIBLE PREFERRED STOCK. Subject to the provisions of paragraph VI above, the Board reserves the right by subsequent amendment of this resolution from time to time to increase or decrease the number of shares which constitute the Series B Stock (but not below the number of shares thereof then outstanding) and in other respects to amend this resolution within the limitations provided by law, the Authorizing Board Resolution and the Certificate of Incorporation.

                  X.       MISCELLANEOUS.

                  (a) Except as otherwise expressly provided, whenever in the Authorizing Board Resolution notices or other communications are required to be made, delivered or otherwise given to holders of shares of Series B Stock, the notice or other communication shall be deemed properly given if deposited in the United States mail, postage prepaid, addressed to the persons shown on the books of the Corporation as such holders at the addresses as they appear in the books of the Corporation, as of a record date or dates determined in accordance with the Corporation's Certificate of Incorporation and By-laws and applicable law, as in effect from time to time. No failure to mail a notice or any defect therein or in the mailing thereof shall affect the validity of any proceeding contemplated by the Authorizing Board Resolution, including without limitation any exchange pursuant to paragraph VII above, any redemption pursuant to paragraph VIII above or any Change of Control described in paragraph IX above.

                  (b) The holders of the Series B Stock will not have any preemptive right to subscribe for or purchase any shares or any other securities which may be issued by the Corporation.

                  (c) Except as may otherwise be required by law, the shares of Series B Stock shall not have any designations, preferences, limitations or relative rights, other than those specifically set forth in the Authorizing Board Resolution (as such Resolution may be amended from time to time) and in the Certificate of Incorporation.

                  (d) The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

                  (e) If any right, preference or limitation of the Series B Stock set forth in the Authorizing Board Resolution (as such Resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule or law or public policy, all other rights, preferences and limitations set forth in the Authorizing Board Resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

                  IN WITNESS WHEREOF WEBSTER FINANCIAL CORPORATION has caused this Certificate of Designation to be made under the seal of the Corporation and signed by James C. Smith, its President, and attested by Lee A.
Gagnon, its Secretary, this 21st day of December 1992.


                                                   WEBSTER FINANCIAL CORPORATION



                                                   By:  /s/ James C. Smith
                                                        ------------------------
                                                                     President

[SEAL]

Attest:


/s/ Lee A. Gagnon
-----------------------
        Secretary